Exhibit 99.2

	Water Depth¹		Year			Estimated	Estimated
Rig Name	(feet)	Type[2]	Built[3]	Location	Operator	Start Date	End Date
Gulf of Mexico (GOM)
Ocean BlackHornet	12,000	DS 15K DP	2014	US GOM	bp	Feb-2023	Feb-2025
Ocean BlackLion	12,000	DS 15K DP	2015	US GOM	bp	Sep-2022	Sep-2024
Auriga[4]	12,000	DS 15K DP	2013	US GOM	bp	Mar-2022	Mar-2023
						Mar-2023	Mar-2024
Vela[4]	12,000	DS 15K DP	2013	US GOM	Beacon	Jan-2023	Apr-2023
					bp	Apr-2023	Aug-2023
					Beacon	Aug-2023	1Q 2024
North Sea / Mediterranean / W. Africa
Ocean Patriot	3,000	SS 15K	1983	UK	Apache	Jun-2021	Jul-23
					Repsol	Sep-23	4Q 2023
Ocean Endeavor	10,000	SS 15K	2007	UK	Shell	May-2019	4Q 2024
Ocean GreatWhite	10,000	SS 15K DP	2016	UK	bp	Mar-2023	1Q 2024
Ocean BlackHawk	12,000	DS 15K DP	2014	Senegal	Woodside	Jul-2022	2Q 2023
				US GOM	Anadarko Petroleum Corporation (a wholly owned subsidiary of Occidental)	4Q 2023	4Q 2024
Ocean BlackRhino	12,000	DS 15K DP	2014	Senegal	Woodside	Jul-2021	2Q 2024
Australasia
Ocean Apex	6,000	SS 15K	2014	Australia	Woodside	Jun-2022	Apr-2023
				Australia	Woodside	3Q 2023	4Q 2023
				Australia	Chevron	4Q 2023	4Q 2023
				Australia	Inpex	1Q 2024	3Q 2024
				Australia	Santos	3Q 2024	2Q 2025
South America
Ocean Courage	10,000	SS 15K DP	2009	Brazil	Petrobras	Jun-2021	3Q 2023
						4Q 2023	4Q 2027
Stacked
Ocean Valiant	5,500	SS 15K	1988	UK	—	May-2020	—
Ocean Onyx	6,000	SS 15K	2014	Malaysia	—	Sep-2022	—
Ocean Monarch	10,000	SS 15K	2008	Malaysia	—	May-2022	—

NOTES

(1)	Water Depth refers to the rig’s rated operating water depth capability. Often, rigs are capable of drilling or have drilled in greater water depths.
(2)	Rig Type and Capabilities: DS=Drillship; 15K=15,000 PSI Well-Control System; DP=Dynamically Positioned Rig; SS=Semisubmersible
(3)

Year Built represents when rig was built and originally placed in service or year redelivered with significant enhancements that enabled the rig to be classified within a different floater category than when originally constructed.

(4)	Managed on behalf of Aquadrill LLC.

Diamond Offshore Drilling, Inc. Rig Status Report

Statements contained in this report that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, construction of new builds, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.